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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-117391) of our report dated March 11, 2004 relating to the consolidated financial statements and consolidated financial statement schedules, which appears in the Walter Industries, Inc.'s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Tampa, Florida
November 29, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS